SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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ANNTAYLOR STORES CORPORATION

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 29, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AnnTaylor Stores Corporation (the “Company”) will be held at 9:00 a.m. on Thursday, April 29, 2004, at The Peninsula Hotel, 700 Fifth Avenue, New York, New York 10019, for the following purposes:

1.	To elect four Class I Directors of the Company, each to serve for a term of three years;

2.	To approve the AnnTaylor Stores Corporation 2004 Long-Term Cash Incentive Plan;

3.	To ratify the engagement by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the Company’s independent auditors for fiscal year 2004; and

4.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on Monday, March 8, 2004 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

By Order of the Board of Directors,

Barbara K. Eisenberg

Secretary

New York, New York

March 25, 2004

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE ENCOURAGED TO VOTE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND MAILING IT TO THE COMPANY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF INTERNET VOTING IS AVAILABLE TO YOU, VOTING INSTRUCTIONS ARE PRINTED ON THE PROXY CARD SENT TO YOU. VOTING BY PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON IF YOU SO DESIRE.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 29, 2004

PROXY STATEMENT

This Proxy Statement is being furnished to the stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders of the Company, to be held at 9:00 a.m. on Thursday, April 29, 2004, at The Peninsula Hotel, 700 Fifth Avenue, New York, New York, 10019 and at any and all adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon the: (1) election of four Class I Directors, each to serve for a term of three years; (2) approval of the AnnTaylor Stores Corporation 2004 Long-Term Cash Incentive Plan; and (3) ratification of the engagement of the Company’s independent auditors for fiscal year 2004.

The mailing of this Proxy Statement and the accompanying form of proxy to the stockholders of the Company is expected to commence on or about March 25, 2004.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Only holders of record of the Company’s common stock, par value $.0068 per share (the “Common Stock”), at the close of business on March 8, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 45,604,632 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting. If you hold your shares in “street name” through a broker or other nominee, shares represented by “broker non-votes” will be counted in determining whether there is a quorum but will not be counted as votes cast on any matter.

Each stockholder is entitled to one vote per share for each share of Common Stock held of record in such stockholder’s name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting.

The Class I Directors will be elected by the affirmative vote of holders of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Annual Meeting. With respect to approval of Proposals 2 and 3, the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval.

In determining whether each of the proposals submitted to a vote of the stockholders has received the requisite number of affirmative votes, (i) abstentions will not be counted as votes cast in connection with determining the plurality required to elect Directors and will have no effect on the outcome of that vote, and (ii) abstentions will be counted as shares present and entitled to vote and will have the same effect as a vote against Proposals 2 and 3, as the case may be.

Shares of Common Stock that are represented by properly executed proxies and received in time for voting at the Annual Meeting (and that have not been revoked) will be voted in accordance with the instructions indicated on the proxy. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them for the election of the Board of Directors’ nominees for Class I Directors and in favor of Proposals 2 and 3.

No business other than as set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. Stockholders who execute the enclosed proxy may still attend the Annual Meeting and vote in person.

Any proxy may be revoked at any time before it is exercised by providing written notice of revocation to the Corporate Secretary of the Company, 1372 Broadway, New York, New York 10018, by executing a proxy bearing a later date, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy or an earlier vote.

Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation. The Company has retained Morrow & Co., Inc. (“Morrow”), a professional soliciting organization, to assist in soliciting proxies from brokerage firms, custodians, and other fiduciaries. The Company expects the fees for Morrow to be approximately $7,500 plus expenses. The cost of this solicitation will be borne by the Company.

The principal executive offices of the Company are located at 142 West 57th Street, New York, New York 10019.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The Company’s Certificate of Incorporation requires that such classes be as nearly equal in number of Directors as possible.

At the Annual Meeting, four Class I Directors are to be elected to serve three-year terms ending at the Annual Meeting of Stockholders to be held in 2007, or until their respective successors are elected and qualified. The Board of Directors has nominated for re-election Robert C. Grayson, Rochelle B. Lazarus, J. Patrick Spainhour, and Michael W. Trapp as Class I Directors. Each of the four nominees has consented to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so elected. In the event that any of these nominees should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors in the place of a nominee unable to serve. The Board of Directors has determined that each of the non-employee nominees for re-election is independent under the New York Stock Exchange (“NYSE”) listed company rules and applicable law. See “Corporate Governance—Independence.”

The Board of Directors recommends that stockholders vote

“FOR” the Company’s nominees for Class I Directors.

Set forth below is a brief biography of each nominee for election as a Class I Director and of all other members of the Board of Directors who will continue in office.

Nominees for Election as Class I Directors

Term Expiring 2007

Robert C. Grayson, age 59.    Mr. Grayson has been a Director of the Company since 1992 and was a Director of the Company’s wholly-owned subsidiary, AnnTaylor, Inc. (“Ann Taylor”), from 1992 to 2001. He has been President of Robert C. Grayson & Associates, Inc., a retail marketing consulting firm, since 1992 and Chairman of Berglass-Grayson, a management consulting firm, since 1995. Mr. Grayson is also a director of Kenneth Cole Productions, Inc.

Rochelle B. Lazarus, age 56.    Ms. Lazarus has been a Director of the Company since 1992 and was a Director of Ann Taylor from 1992 to 2001. She has been Chief Executive Officer of Ogilvy & Mather Worldwide, an advertising agency, since 1996 and Chairman since 1997. She is also a director of General Electric Company.

J. Patrick Spainhour, age 54.    Mr. Spainhour has been Chairman, Chief Executive Officer and a Director of the Company and Ann Taylor since 1996.

Michael W. Trapp, age 64.    Mr. Trapp was elected a Director of the Company in March, 2003. He was a partner at Ernst & Young LLP, public accountants, from 1973 until his retirement in 2000, where he held various executive positions including Managing Partner for the Southeast area. He was also a member of Ernst & Young’s Partner Advisory Council. Mr. Trapp is currently a private investor. He is a member of the Aon Risk Services Companies’ National Advisory Board and a director of Global Payments, Inc.

Incumbent Class II Directors

Term Expiring 2005

James J. Burke, Jr., age 52.    Mr. Burke has been a Director of the Company since 1989 and was a Director of Ann Taylor from 1989 to 2001. He has been a partner and director of Stonington Partners, Inc., a private investment firm, since 1993. Mr. Burke also served as a consultant to Merrill Lynch Capital Partners, Inc. from 1994 through 2000. Mr. Burke was formerly Chairman of Eerie World Entertainment, L.L.C., a restaurant company which was reorganized under Chapter 11 of the U.S. Bankruptcy Code in 2001. Mr. Burke is also a director of Education Management Corp.

Ronald W. Hovsepian, age 42.    Mr. Hovsepian has been a Director of the Company since 1998 and was a Director of Ann Taylor from 1998 to 2001. He has been President of Novell North America (“Novell”), a technology company, since June, 2003. From 2002 until joining Novell, Mr. Hovsepian was a venture partner of Internet Capital Group (“ICG”), a vehicle for participating in the creation of business-to-business e-commerce, and was an executive officer and a Managing Director of ICG from 2000 to 2002. Mr. Hovsepian also managed a technology venture capital fund as a Managing Director at Bear, Stearns & Co. Inc. during 2002. Prior to ICG, he was Vice President of business development at International Business Machines Corporation from 1999 to 2000.

Incumbent Class III Directors

Term Expiring 2006

Wesley E. Cantrell, age 69.    Mr. Cantrell has been a Director of the Company since 1998 and was a Director of Ann Taylor from 1998 to 2001. He was Chief Executive Officer of Lanier WorldWide, Inc., a supplier of automated office imaging equipment and systems, from 1987 to 2001, and Chairman of the Board of Directors from 1999 to 2001.

Board of Directors and Committee Meetings

The Company’s Board of Directors held five meetings in fiscal year 2003. Each Director attended at least 75% of the total number of Board meetings and meetings of Board Committees on which such Director served.

It is the Company’s policy that all Directors attend the Company’s Annual Meeting of Stockholders. All Directors attended the 2003 Annual Meeting of Stockholders, and it is anticipated that all Directors will attend the 2004 Annual Meeting of Stockholders.

The Board of Directors has established standing Audit, Compensation and Nominating and Corporate Governance Committees, each of which is composed entirely of independent Directors, as defined by NYSE listing standards and applicable law. The membership and functions of the standing committees of the Board of Directors are as follows:

Audit Committee:    The principal functions of the Audit Committee include assisting the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s independent auditors’ qualifications and independence; and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A and is also available free of charge on the Company’s website at http://investor.anntaylor.com. The Audit Committee held five meetings in fiscal year 2003. The members of the Audit Committee are Messrs. Burke, Hovsepian and Trapp (Chairperson), all of whom meet the Audit Committee independence requirements of the NYSE and applicable law. The Board of Directors has determined that Mr. Trapp qualifies as an “audit committee financial expert” within the meaning of the applicable rules of the Securities and Exchange Commission (the “Commission”).

Compensation Committee:    The principal function of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation philosophy and practices for the Company’s Chief Executive Officer, Corporate Executive Committee members and such other key management employees as the Compensation Committee may determine, to ensure that management’s interests are aligned with the interests of shareholders of the Company. The Compensation Committee also makes recommendations to the Board of Directors with respect to any proposed employee benefits plans, incentive compensation plans and equity-based plans. A copy of the Compensation Committee charter is available free of charge on the Company’s website at http://investor.anntaylor.com. The Compensation Committee held five meetings in fiscal year 2003. The members of the Compensation Committee are Messrs. Cantrell, Grayson (Chairperson) and Trapp and Ms. Lazarus.

Nominating and Corporate Governance Committee:    The principal functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become members of the Board of Directors, to recommend to the Board of Directors nominees for Directors for each annual meeting of stockholders and nominees for election to fill any vacancies on the Board of Directors and to address related matters. This Committee also develops and recommends to the Board of Directors corporate governance principles applicable to the Company and is responsible for leading the annual review of the Board’s performance. A copy of the Nominating and Corporate Governance Committee Charter is available free of charge on the Company’s website at http://investor.anntaylor.com. For information concerning the Committee’s consideration of nominees recommended by stockholders, see “Stockholder Proposals for the 2005 Annual Meeting.” The Committee held three meetings in fiscal year 2003. The members of the Nominating and Corporate Governance Committee are Messrs. Burke, Cantrell (Chairperson), Grayson and Hovsepian.

Compensation of Directors and Related Matters

Directors who are employees of the Company do not receive any compensation for serving on the Board of Directors of the Company. In fiscal year 2003, all other Directors (referred to below as “non-employee Directors”) received an annual retainer of $30,000, plus $1,000 for each meeting of the Board or Committee of the Board that they attended and $500 for each Board or Committee written consent provided by the Director. Committee chairs also received an annual fee of $5,000 for serving as chairperson. Each non-employee Director received an annual grant of options to purchase 5,000 shares of Common Stock awarded immediately after the Annual Meeting of Stockholders in May, 2003. Non-employee Directors joining the Board receive an initial grant of options to purchase 11,250 shares. All stock option grants to Directors have an exercise price equal to the fair market value on the grant date (determined as of the closing price on the preceding business day) of a share of Common Stock, have a term of 10 years and become exercisable and vest on the first anniversary of the date of grant. The stock options of a Director who later ceases to be a Director for any reason, other than removal for cause, remain exercisable, to the extent exercisable at the time of termination, for one year following such termination, but in no event later than the 10-year term of the stock options.

CORPORATE GOVERNANCE

Board Committee Charters

The charters for the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge on the Company’s website at http://investor.anntaylor.com or upon written request to the Corporate Secretary, AnnTaylor Stores Corporation, 1372 Broadway, New York, NY 10018. A copy of the Audit Committee Charter is also attached to this Proxy Statement as Exhibit A.

Corporate Governance Guidelines

The Board of Directors of the Company adopted the Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities. The Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at http://investor.anntaylor.com or upon written request to the Corporate Secretary, AnnTaylor Stores Corporation, 1372 Broadway, New York, NY 10018.

Business Conduct Guidelines

The Company has Business Conduct Guidelines that apply to all Company associates, including its chief executive officer, chief financial officer and principal accounting officer/controller, as well as members of the Board of Directors. The Business Conduct Guidelines are available free of charge on the Company’s website at http://investor.anntaylor.com or upon written request to the Corporate Secretary, AnnTaylor Stores Corporation, 1372 Broadway, New York, NY 10018. Any updates or amendments to the Business Conduct Guidelines, and any waiver that applies to a Director or executive officer, will also be posted on the website.

Independence

The Board has determined that all non-employee Directors of the Company, comprising six of the seven members of the Board, are independent under the NYSE listed company rules and applicable law. In addition, all Board committee members meet the applicable independence requirements of the NYSE and applicable law.

As part of its analysis to determine Director independence, the Board reviewed the Company’s arrangement with Brierley & Partners (“Brierley”) to provide certain services to the Company. Brierley is owned 20% by WPP Group, P.L.C., the parent company of Ogilvy & Mather Worldwide (“Ogilvy”). Ms. Lazarus, a Director of the Company, is Chairman and Chief Executive Officer of Ogilvy. The Board has determined that it is in the best interests of the Company to enter into an agreement with Brierley and that Ms. Lazarus’ relationship is remote and therefore does not impair her independence.

Executive Sessions of Non-Management Directors

The Company’s independent Directors meet separately in executive session without employee Directors or representatives of management at each regularly scheduled Board meeting in accordance with the Company’s Corporate Governance Guidelines. The Chairperson of the Nominating and Corporate Governance Committee presides at such executive sessions.

Stockholder Communications with the Board of Directors

Securityholders and other interested parties may contact the Board of Directors or the non-employee Directors as a group, at the following address:

Board of Directors

or

Outside Directors

Ann Taylor

1372 Broadway

New York, NY 10018

Communications regarding accounting, internal accounting controls or auditing matters may also be reported to the Company’s Board of Directors using the above address or through the Ann Taylor Financial Integrity Reporting Line. Information about how to contact the Board and the Financial Integrity Reporting Line is also available on the Company’s website at http://investor.anntaylor.com. Information on the Company’s website is not incorporated by reference into this Proxy Statement.

PROPOSAL 2

APPROVAL OF

THE ANNTAYLOR STORES CORPORATION

2004 LONG-TERM CASH INCENTIVE PLAN

The Company has maintained a long-term cash incentive compensation plan (“Existing Long-Term Plan”) since 1998 with performance goals based on three-year cumulative earnings per share. The Company believes that the goals of the Existing Long-Term Plan no longer serve the long-term growth and strategic needs of the Company. Accordingly, the Board of Directors has adopted, subject to shareholder approval, the AnnTaylor Stores Corporation 2004 Long-Term Cash Incentive Plan (the “2004 Long-Term Cash Plan”) which will be effective with the three-year cycle beginning in fiscal year 2004. The 2004 Long-Term Cash Plan provides greater flexibility to permit the establishment of performance objectives under that plan that are more closely tied to the Company’s long-term strategic objectives.

The 2004 Long-Term Cash Plan is designed to provide financial incentives in the form of cash compensation awards to key salaried employees who are expected to make the greatest contribution to the business, have the greatest impact on the Company’s long-term profitability, and drive the Company’s ability to meet and exceed its multi-year goals. The 2004 Long-Term Cash Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Description of the 2004 Long-Term Cash Plan

The following description of the 2004 Long-Term Cash Plan is not intended to be complete and is qualified in its entirety by the specific language of the 2004 Long-Term Cash Plan, a copy of which is attached as Exhibit B to this Proxy Statement. Defined terms that are otherwise not defined herein shall have the meanings set forth in the 2004 Long-Term Cash Plan.

2004 Long-Term Cash Plan Administration

The 2004 Long-Term Cash Plan is administered by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee consists of two or more persons who are “outside directors” within the meaning of Section 162(m) of the Code. The 2004 Long-Term Cash Plan permits the Compensation Committee to delegate to one or more officers of the Company its duties under the plan with respect to Eligible Associates who are not Section 162(m) Officers of the Company.

Under the 2004 Long-Term Cash Plan, the Compensation Committee may designate a period of three consecutive fiscal years as a “Performance Cycle” for which a cash incentive award (“Award”) may be earned under the plan, and establish specific objectives to be achieved for such Performance Cycle (the “Performance Goal”).

The Performance Goal may include a threshold level of performance below which no award payment shall be paid, and levels of performance at which specified percentages of the Target Award (as defined below) shall be paid, and may also include a maximum level of performance above which no additional award will be paid. The varying levels of performance are referred to as the “Performance Ratio.” These designations will generally be made by the end of the first fiscal quarter of the first year of the Performance Cycle, but in any event not later than the time necessary for awards payable under the plan to qualify as “performance-based compensation” under Section 162(m) of the Code.

Eligibility

Salaried employees of the Company or any of its Subsidiaries (including officers and Directors, but excluding non-employee Directors) are eligible to become Participants and receive an Award under the plan. In selecting from among all eligible employees those who will become Participants in any Performance Cycle, the Compensation Committee will consider the position and responsibilities of the Eligible Associates, the value of their services to the Company and such other factors as the Compensation Committee deems relevant. The Compensation Committee currently intends to limit participation in the 2004 Long-Term Cash Plan to the executives who comprise the Corporate Executive Committee and certain other senior executive officers of the Company (currently a total of 25 persons).

Performance Compensation

At the beginning of each Performance Cycle (or as may otherwise be permitted by Section 162(m) of the Code), the Compensation Committee designates those employees who will be Participants for that Performance Cycle and assigns to each Participant an individual amount, expressed as a percentage of such Participant’s annual base salary at the end of the Performance Cycle, that the Participant may earn for that Performance Cycle if the Performance Goal for that Performance Cycle is achieved (“Target Award”).

Performance Goals

In setting these Performance Goals, the Compensation Committee considers one or more of the following business criteria: revenue; comparable store sales; gross margin; selling, general and administrative expenses; operating profit; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity, assets, or invested capital; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share; earnings from continuing operations; net worth; turnover in inventory; appreciation in the price of shares of the Company’s common stock; total shareholder return (stock price appreciation plus dividends); and implementation of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Compensation Committee. Such

Performance Goals may relate to the performance of a store, business unit, product line, division, territory, the Company or an individual or any combination thereof. With respect to Participants who are not Section 162(m) Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Compensation Committee may, from time to time, establish. The Performance Goals established by the Compensation Committee may be different with respect to different Participants, different Performance Cycles and/or different operations. Performance Goals are required to be determined in accordance with generally accepted accounting principles, to the extent applicable, and, for Section 162(m) Officers, will be subject to certification by the Compensation Committee.

The Compensation Committee is authorized to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital changes.

For any Performance Cycle and at any time before an Award for such Performance Cycle is made, the Board may establish a ceiling on the aggregate amount that may be paid as an award for such Performance Cycle. In the event that such a limit is established for any Performance Cycle, the performance compensation otherwise payable to all Participants for such Performance Cycle will be reduced pro rata. In addition, the 2004 Long-Term Cash Plan provides that no Participant may receive an amount of performance compensation, with respect to a Performance Cycle, in excess of $3.5 million, to be reduced proportionately when payment is made for less than a full Performance Cycle.

Amount of Award and Payment

Subject to the restrictions contained in the 2004 Long-Term Cash Plan (and unless otherwise determined by the Compensation Committee), a Participant’s award for the Performance Cycle will be equal to the product of (i) the Participant’s annual base salary at the end of the Performance Cycle, multiplied by (ii) the Target Award assigned to such Participant for such Performance Cycle, multiplied by (iii) the Performance Ratio attained for the Performance Goal.

Awards for a Performance Cycle will be paid by the Company or the Subsidiary employing the Participant promptly following the end of the Performance Cycle to which they relate. With respect to Section 162(m) Officers, no payment may be made until the applicable performance results have been certified by the Compensation Committee. Except as provided in the plan, a Participant generally will not be entitled to receive payment of an award unless such Participant is still in the employ of the Company or one of its Subsidiaries at the time the award is actually paid. The first Performance Cycle under the 2004 Long-Term Cash Plan shall cover fiscal years 2004 to 2006.

Inasmuch as benefits under the 2004 Long-Term Cash Plan will be determined by the Compensation Committee and Performance Goal criteria may vary from cycle to cycle and Target Awards may vary from Participant to Participant, benefits to be paid under the 2004 Long-Term Cash Plan are not determinable at this time.

Change in Control

In the event of a Change in Control (as defined in the 2004 Long-Term Cash Plan), Participants are entitled to receive, within 30 business days following such Change in Control, a cash payment in respect of each incomplete Performance Cycle equal to the amount such Participant would have received for such cycle, prorated through the end of the month in which the Change in Control occurs. The pro rata payment with respect to each incomplete Performance Cycle applicable to such Participant shall be calculated by multiplying (X) times (Y), where (X) equals the amount to which the Participant would be entitled had the Performance Cycle been completed, taking into account for this purpose (1) actual achievement of the Performance Goals for any fiscal year within the Performance Cycle that was completed prior to the Change in Control, (2) for the fiscal year in which the Change in Control occurs, the Performance Goals for the Performance Cycle derived from the Board-approved operating budget for such fiscal year, and (3) for any fiscal year in such Performance Cycle subsequent to the fiscal year in which the Change in Control occurs, the projected achievement of such Performance Goals for such fiscal year presented to the Compensation Committee at the time the Performance Goal for such Performance Cycle was established, and (Y) equals a fraction, the numerator of which is the number of full and partial months in such incomplete Performance Cycle that have elapsed as of the date of the Change in Control and the denominator of which is the number of months in the complete Performance Cycle.

Modification or Amendment

The Board at any time and from time to time may modify, amend, suspend or terminate the 2004 Long-Term Cash Plan, without notice; provided that no amendment that requires stockholder approval in order for the plan to continue to comply with Section 162 (m) will be effective unless approved by the requisite vote of the stockholders of the Company.

Stockholder Approval

The approval of the 2004 Long-Term Cash Plan requires the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that stockholders vote

“FOR” this proposal.

PROPOSAL 3

RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has engaged the firm of Deloitte & Touche LLP (“Deloitte”), Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for fiscal year 2004. Deloitte has served as the independent auditors of the Company since 1989.

Independent Auditor Fees and Services

The following table presents fees billed for professional services rendered by Deloitte for the fiscal years 2003 and 2002.

	2003	2002
Audit Fees	$527,463	$482,948
Audit Related Fees (1)	31,760	80,350
Tax Fees (2)	307,999	528,189
All Other Fees	0	0

Deloitte Total Fees	$867,222	$1,091,487

(1)	Audit Related Fees represent fees billed for audits and other services related to the Company’s employee benefit plans and, in fiscal year 2002, included other services with respect to internal controls.

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(2)	Tax Fees represent fees billed for professional services rendered by Deloitte for tax compliance (including federal, state, local, international, sales and use and property returns) and tax examination assistance.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding pre-approval of audit, audit-related, tax, and other services that the independent auditor may perform for the Company. Under the policy, predictable and recurring services are generally approved by the Audit Committee on an annual basis. The Audit Committee must pre-approve on an individual basis any requests for audit, audit-related, tax, and other services not covered by the services that are pre-approved annually.

The Audit Committee may delegate pre-approval authority to any of its members if the aggregate estimated fees for all current and future periods for which the services are to be rendered will not exceed a designated amount, and any such pre-approval must be reported at the next scheduled meeting of the Audit Committee.

The Audit Committee may prohibit services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent auditor. The Audit Committee also periodically reviews a schedule of fees paid and payable to the independent auditor by type of service being or expected to be provided.

All services performed by the independent auditor in fiscal year 2003 were pre-approved by the Audit Committee.

Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request stockholder ratification of the engagement of the Company’s independent auditors. If stockholders do not approve ratification of the engagement of such auditors, the Audit Committee of the Board of Directors will reconsider the engagement.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Audit Committee of the Board of Directors

recommends that stockholders vote “FOR”

ratification of the engagement of Deloitte & Touche LLP as

independent auditors for the Company for fiscal year 2004.

AUDIT COMMITTEE REPORT

Introduction

The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal controls and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s independent auditors’ qualifications and independence; and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function. In carrying out its oversight responsibilities, the Audit Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. The Audit Committee recognizes that the Company’s management has the responsibility for the Company’s financial statements and the independent auditors have the responsibility to audit such financial statements in accordance with generally accepted auditing standards.

Structure and Membership

The Audit Committee is governed by a written charter, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee consists of three Directors, all of whom meet the independence requirements of the NYSE and applicable law. No member of the Audit Committee is an officer of the Company or employed or affiliated with Deloitte, nor has any member of the Audit Committee been an officer of the Company within the past three years. No member of the Audit Committee has any relationship with the Company that, in the opinion of the Board of Directors, would interfere with his independence from management and the Company. In the judgment of the Board, each member of the Audit Committee is financially literate, and at least one member of the Audit Committee has accounting or related financial management experience. In addition, Mr. Trapp has been determined to be the “audit committee financial expert.”

Audit Committee Activities

The Audit Committee meets at least four times annually, and the Chairperson reports to the Board of Directors periodically with respect to its activities and its recommendations. The Audit Committee periodically meets in executive session with the independent auditors and the senior director of internal audit.

During fiscal year 2003, in accordance with its responsibilities under its charter, the Audit Committee adopted new policies and guidelines for the pre-approval of audit and permitted non-audit services, restricting the hiring of former employees of the independent auditor, and the selection and evaluation of the independent auditor. The Audit Committee also established a telephone and e-mail complaint hotline and related procedures for the receipt and treatment of complaints regarding the Company’s accounting, internal accounting controls and auditing matters.

In discharging its oversight responsibilities for fiscal year 2003, the Audit Committee: (1) reviewed and discussed the audited financial statements and critical accounting policies applied by the Company with management and the Company’s independent auditors; (2) discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, and discussed with the independent auditors any relationships that may affect the auditor’s objectivity and independence; and (4) reviewed with management the Company’s disclosure controls and procedures and the certifications of the Company’s Chief Executive Officer and Chief Financial Officer with respect to the Company’s periodic reports. The Audit Committee also reviewed with Deloitte and management significant developments in accounting rules.

The Audit Committee has received written disclosure from Deloitte that it is independent, as required by the Independence Standards Board Standard No. 1. Deloitte informed the Audit Committee that it has disclosed to the Audit Committee in writing all relationships between Deloitte and the Company and its subsidiaries that, in Deloitte’s professional judgment, may reasonably be thought to bear on its independence. Deloitte also has confirmed that, in its professional judgment, it is independent of the Company within the meaning of the securities laws.

The Audit Committee also conferred periodically with the Company’s senior director of internal audit regarding planned activities of the Company’s internal audit department and reviewed the results of such audits. The Audit Committee reviewed the findings of the Company’s internal audit department and Deloitte on the adequacy and effectiveness of the Company’s internal accounting and financial controls and the results of fiscal policies and financial management of the Company. Additionally, the Audit Committee held discussions with management and the senior director of internal audit to review the procedures the Company was implementing for compliance with the new rules governing internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended January 31, 2004 be included in the Company’s Annual Report on Form 10-K for such fiscal year, for filing with the Securities and Exchange Commission.

James J. Burke, Jr.

Ronald W. Hovsepian

Michael W. Trapp (Chairperson)

STOCK PERFORMANCE GRAPH

The following graph compares the percentage changes in the Company’s cumulative total stockholder return on the Company’s Common Stock for the five-year period ended January 31, 2004, with the cumulative total return on the Standard & Poor’s 500 Stock Index (“S&P 500”) and the Dow Jones U.S. Retailers, Apparel Index for the same period. In accordance with the rules of the Commission, the returns are indexed to a value of $100 at January 30, 1999 and assume that all dividends, if any, were reinvested.

Comparison of 5 Year Cumulative Total Return*

Among AnnTaylor Stores Corporation, The S&P 500 Index

and the Dow Jones U.S. Retailers, Apparel Index

*	$100 invested on 1/30/99 in stock or index-including reinvestment of dividends.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Stockholders

The following Table sets forth certain information as of February 20, 2004 concerning the beneficial ownership of the Company’s Common Stock by (i) each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each current Director, (iii) the named executive officers listed in the Table entitled “Summary Compensation Table,” and (iv) all current Directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to his/her shares of Common Stock. The Commission has defined the term “beneficial ownership” to include any person who has or shares voting power or investment power with respect to any security or who has the right to acquire beneficial ownership of any security within 60 days.

Name of Beneficial Owner	No. of Shares of Common Stock	Percent of Class
FMR Corp. and affiliates (a)	5,123,170	10.7%
T. Rowe Price Associates, Inc. (b)	3,309,700	6.9%
Barclays Global Investors, N.A. (c)	3,042,274	6.3%
J. Patrick Spainhour (d)(e)	1,239,007	2.6%
Katherine Lawther Krill (e)	132,099	*
Jerome M. Jessup (e)	35,000	*
Dwight Meyer (e)	35,337	*
James J. Burke, Jr. (e)	64,500	*
Wesley E. Cantrell (e)	23,250	*
Robert C. Grayson (e)	63,750	*
Ronald W. Hovsepian (e)	26,250	*
Rochelle B. Lazarus (e)	26,250	*
Michael W. Trapp (e)	11,250	*
Barry Erdos (e)(f)	258,786	*
All Executive Officers and Directors as a Group (14 persons)(d)(e)(f)	2,030,692	4.2%

*	Less than 1%
(a)	In an amended Schedule 13G filed with the Commission on January 12, 2004, FMR Corp., Edward C. Johnson 3d (“ECJ”) and Abigail P. Johnson reported beneficial ownership of 5,123,170 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is the beneficial owner of 4,039,170 shares as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Fidelity Contrafund, amounted to 2,339,800 shares. ECJ, FMR Corp., through its control of Fidelity, and the Fidelity funds (the “Fidelity Funds”), each has sole power to dispose of the 4,039,170 shares owned by the Fidelity Funds. The Board of Trustees of the Fidelity Funds has the sole power to vote or direct the voting of the shares owned directly by such entity. Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 577,100 shares as a result of serving as investment manager of the institutional account(s). ECJ and FMR Corp., through its control of FMTC, each has sole voting and dispositive power over 577,100 shares owned by the institutional account(s). Fidelity International Limited is the beneficial owner of 506,900 shares and has sole voting and dispositive power with respect to all of those shares. The address for each of FMR Corp., ECJ and Abigail P. Johnson is 82 Devonshire Street, Boston, MA 02109.

(b)	In a Schedule 13G filed with the Commission on February 3, 2004, T. Rowe Price Associates, Inc. (“Price Associates”) reported beneficial ownership of 3,309,700 shares. Price Associates has sole voting power over 665,700 shares and sole dispositive power over 3,309,700 shares. Price Associates’ address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(c)	In a Schedule 13G filed with the Commission on February 17, 2004, Barclays Global Investors, N.A. (“Barclays”), Barclays Global Fund Advisors and Barclays Bank PLC reported beneficial ownership of

3,042,274 shares. Barclays, Barclays Global Fund Advisors and Barclays Bank PLC each have sole voting and dispositive power over 1,959,130 shares, 798,574 shares, and 39,600 shares, respectively. The address for Barclays and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105, and the address for Barclays Bank PLC is 54 Lombard Street, London, England EC3P 3AH.

(d)	18,000 of these shares are held by Par 4 Holdings, LLC, a limited liability company of which Mr. Spainhour and his spouse are the sole members.

(e)	The shares listed include shares subject to stock options that are or will become exercisable within 60 days of February 20, 2004 as follows: Mr. Spainhour, 1,005,000 shares; Ms. Krill, 55,752 shares; Mr. Meyer, 26,625 shares; Mr. Burke, 12,000 shares; Mr. Cantrell, 23,250 shares; Mr. Grayson, 26,250 shares; Mr. Hovsepian, 26,250 shares; Ms. Lazarus, 26,250 shares; Mr. Trapp, 11,250 shares; and Mr. Erdos, 183,875 shares. The shares listed also include restricted shares which have not yet vested and which are subject to forfeiture as follows: Mr. Spainhour, 106,667 shares; Ms. Krill, 62,250; Mr. Jessup, 35,000 shares; Mr. Meyer, 7,750 shares; and Mr. Erdos, 33,250.

(f)	Includes an aggregate of 34,874 shares as to which Mr. Erdos has shared voting and investment power with his spouse.

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and certain officers and holders of more than 10% of the Company’s Common Stock to file with the Commission and the NYSE reports of their ownership and changes in their ownership of Common Stock. Based solely on a review of copies of Section 16(a) reports furnished to the Company, or written representations from certain reporting persons, the Company believes that during fiscal year 2003 all transactions were reported on a timely basis.

EXECUTIVE OFFICERS

The following Table lists forth certain information regarding the executive officers of the Company:

Name	Position and Offices

J. Patrick Spainhour	Chairman, Chief Executive Officer and a Director

Katherine Lawther Krill	President, AnnTaylor Loft

Jerome M. Jessup	Senior Executive Vice President, Merchandise and Design, AnnTaylor Stores

Dwight Meyer	Executive Vice President, Global Sourcing

James M. Smith	Executive Vice President, Chief Financial Officer and Treasurer

Barbara K. Eisenberg	Senior Vice President, General Counsel and Secretary

Sallie A. DeMarsilis	Senior Vice President, Finance

Information regarding Mr. Spainhour is set forth above under “Nominees for Election as Class I Directors.”

Katherine Lawther Krill, age 48.    Ms. Krill has been President of AnnTaylor Loft since 2001. She was Executive Vice President, Merchandise and Design of AnnTaylor Loft from 1998 to 2001.

Jerome M. Jessup, age 43.    Mr. Jessup joined the Company in 2003 as Senior Executive Vice President, Merchandise and Design, AnnTaylor Stores. He was Executive Vice President—Product Development and

Design for the Gap division of Gap, Inc. (“Gap”), including the GapKids, babyGap and GapBody divisions from 2000 to 2003 and held a variety of positions at Gap’s Banana Republic division prior thereto.

Dwight Meyer, age 51.    Mr. Meyer has been Executive Vice President of Global Sourcing since 1996.

James M. Smith, age 42.    Mr. Smith was named Executive Vice President, Chief Financial Officer and Treasurer of the Company and Ann Taylor in March, 2004. Prior thereto, he was Senior Vice President, Chief Financial Officer and Treasurer of the Company and Ann Taylor from 2001 to 2004, and he was Vice President, Controller and Assistant Treasurer of the Company and Ann Taylor from 1997 to 2001.

Barbara K. Eisenberg, age 58.    Ms. Eisenberg has been Senior Vice President, General Counsel and Secretary of the Company and Ann Taylor since 2001. Prior thereto, Ms. Eisenberg was Senior Vice President, General Counsel and Corporate Secretary of J. Crew Group, Inc. from 1999 to 2001 and was Vice President, General Counsel and Corporate Secretary from 1998 until then.

Sallie A. DeMarsilis, age 39.    Ms. DeMarsilis was named Senior Vice President of Finance of the Company and Ann Taylor in March, 2004. Prior thereto, with respect to both the Company and Ann Taylor, she was Vice President and Controller from 2001 to 2004, Senior Director and Assistant Controller from 2000 to 2001, and Assistant Controller from 1994 to 2000.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

Compensation Philosophy

The Company’s compensation practices are designed to attract, retain and motivate highly talented, results-oriented executives of experience and ability, and to provide these executives with appropriate incentives to achieve the Company’s financial and strategic objectives. The Company’s compensation programs are designed to “pay for performance,” utilizing a combination of annual base salary, a cash incentive compensation program that rewards executives for achievement of short-term objectives, and long-term incentive programs, including a long-term cash incentive compensation plan and stock incentive plans, that reward executives based on long-term corporate performance.

The Compensation Committee reviews the Company’s compensation practices and programs, in consultation with a nationally recognized compensation consultant, to ensure that the Company’s compensation programs are achieving their desired effects and to obtain information regarding industry compensation practices and developments and comparative data necessary to evaluate executive compensation. As part of this ongoing review, in fiscal year 2003 the Compensation Committee conducted a comprehensive evaluation of the Company’s compensation practices, as described in more detail below under “2003 Executive Compensation Review.”

An executive’s annual base salary generally is intended to be positioned within a range comparable to the competitive median salary, but the executive’s targeted total compensation, including long-term incentives, is intended to be positioned above median, up to approximately the 75th percentile of competitive practice, provided that performance objectives are achieved. In determining an individual executive’s compensation, consideration is given to, among other things, the executive’s experience and anticipated contribution to the Company, as well as to compensation paid to like executives at other companies. No specific weight is given to any of these considerations. The other companies used in evaluating the competitive position of the Company’s compensation programs, as well as for evaluating the compensation of individual executives, consist of companies in the apparel and retail industries, including companies among the Dow Jones U.S. Retailers, Apparel Index, to the extent information is available.

Annual Cash Compensation

As noted above, an executive’s base salary typically is set at an amount that is approximately at the median range of compensation for equivalent positions. Thus, base compensation alone is less than the executive’s targeted total compensation level. In order to attain the targeted total compensation level, the executive is dependent, in part, upon earning the variable, performance-based incentive component that is provided for under the Company’s Management Performance Compensation Plan (the “Performance Compensation Plan”). This cash compensation structure is intended to provide executives with a balance between compensation security and appropriate incentives to use their best efforts to cause the Company to achieve and exceed its strategic objectives.

Under the Performance Compensation Plan, each year the Compensation Committee establishes an annual threshold net income target that must be achieved before incentive compensation may be paid to a participant under the plan for the year. For each participant, there may also be established personalized, divisional, work unit and/or individual performance objectives. As a result, the individual’s incentive compensation relates not only to the achievement of the Company’s profit objective, but also reflects the individual participant’s role in the Company, his or her scope of influence on corporate or divisional results and personal job performance. An incentive compensation matrix is also established for each incentive period that provides for increased payments under the plan for exceeding plan targets.

If the performance targets established under the Performance Compensation Plan are achieved, incentive compensation is paid such that, when added to the executive’s base compensation, the executive achieves his or her targeted total cash compensation level. If the performance targets are exceeded, the executive’s contribution to this performance is reflected by a greater incentive compensation payment under the plan. Similarly, failure to reach the stated performance objectives results in total cash compensation that is less than the executive’s targeted level. In fiscal year 2003, the Company had record earnings, achieving above the target established by the Compensation Committee. Accordingly payments will be made in fiscal year 2004 under the Performance Compensation Plan for fiscal year 2003.

Long-Term Compensation

The other principal components of executive compensation are the Company’s long-term incentive programs, which are intended to focus executives’ efforts on the Company’s growth, long-term financial performance and on enhancing the market value of the Company’s Common Stock. These objectives have been achieved through the Existing Long-Term Plan that, as described below, provides for cash rewards for achievement of long-term earnings targets, and through the Company’s equity incentive plans, that give executives a financial interest as beneficial owners of Common Stock. (See “Proposal 2—Approval of the AnnTaylor Stores Corporation 2004 Long-Term Cash Incentive Plan” for a description of the new 2004 Long-Term Cash Plan adopted by the Board of Directors and submitted to the Company’s shareholders for approval at the 2004 Annual Meeting of Stockholders.)

Under the Existing Long-Term Plan, each year the Compensation Committee has designated a consecutive three-year period as a “performance cycle” and established a three-year cumulative earnings per share target that must be achieved by the end of the three-year cycle in order for incentive compensation to be paid under the plan at the end of the cycle. The Compensation Committee believes that there should be a direct correlation between achievement of these cumulative earnings per share targets and an increase in long-term stockholder value. The Compensation Committee designated as participants under the Existing Long-Term Plan for the 2003-2005 cycle the executives who are Senior Vice Presidents or above, comprising the Company’s Executive Committee. These executives are expected to have the greatest effect on the Company’s long-term profitability and to enable the Company to meet and exceed its multi-year goals.

No payments were made with respect to the 2000-2002 and 2001-2003 performance cycles because the Company did not achieve the cumulative earnings per share targets for those cycles. Subsequent three-year performance cycles designated under the Existing Long-Term Plan are the 2002-2004 and 2003-2005 cycles. These cycles are running concurrently and are in varying stages of completion, although it is anticipated that the cumulative earnings per share levels established for the 2002-2004 cycle will be achieved and payments will be made with respect to that cycle.

The Company also makes periodic grants of stock options, approximately annually. The exercise price for stock options is set at a price equal to or greater than the market price of the Common Stock at the time of the grant. As a result, the options do not have any value to the executive unless the market price of the Common Stock rises. The Company believes that stock options further align executives’ interests with those of stockholders and focus management on building long-term stockholder value.

The Company may also make grants of shares of restricted stock when deemed necessary in order to attract or retain executives. Restricted stock awards are intended as special recognition for executives who make a superior contribution to achievement of the Company’s goals, or in acknowledgment of an executive’s potential for advancement beyond his/her current position. (See “2003 Executive Compensation Review” below for a description of changes to the Company’s annual equity grants shifting equity grants to senior management from stock options to a combination of stock options and restricted shares.)

Analysis of 2003 Compensation of Chief Executive Officer

The Compensation Committee reviews the compensation arrangements for the Company’s Chairman and Chief Executive Officer annually.

In determining Mr. Spainhour’s total compensation for fiscal year 2003, the Compensation Committee considered the terms of his employment agreement, his length of service with the Company as Chairman and Chief Executive Officer, the Company’s financial performance during the preceding year, future objectives and challenges for the Company, and Mr. Spainhour’s individual performance and contributions to the Company. The Compensation Committee also considered competitive data regarding salaries and incentives awarded to other chief executives in the Company’s industry and at the Company’s competitors, among other things. In making its compensation decisions with respect to Mr. Spainhour, the Compensation Committee exercised its discretion and judgment based on the above factors, and no specific formula was applied to determine the weight of each factor.

In accordance with his employment agreement, at the start of fiscal year 2003 Mr. Spainhour’s base salary was $850,000, and his target performance percentage under the Performance Compensation Plan was 80% of his base salary and under the Existing Long-Term Plan was 50% of his base salary. In recognition of the Company’s prior year of record earnings and its continuation during the current year, Mr. Spainhour received an increase in annual salary to $950,000, effective in September 2003, his first increase since 1999. In December 2003, Mr. Spainhour was also awarded 40,000 shares of restricted stock and 50,000 stock options, both grants vesting 25% per year on each of the first four anniversaries of the grant date.

The Company achieved above the target established by the Compensation Committee under the Performance Compensation Plan for fiscal year 2003, resulting in a bonus payment to Mr. Spainhour of $972,800, which payment will be made during fiscal year 2004. The Company did not meet the cumulative earnings per share levels established under the Existing Long-Term Plan for the three-year performance cycles of fiscal years 2000-2002 and 2001-2003. Consequently, Mr. Spainhour did not receive any compensation under the Company’s Existing Long-Term Plan for those cycles.

The Compensation Committee believes Mr. Spainhour’s compensation is appropriate based on the quality and effectiveness of his leadership during the year, including his important leadership in the Company’s achievement of its second consecutive year of record earnings results, and in the development of the Company’s strategic vision, the execution and success of that vision being measured over time as initiatives are implemented. The Compensation Committee also believes that Mr. Spainhour provides important leadership in enhancing the Company’s corporate culture and in supporting a corporate environment that values talent and innovation.

Finally, the Compensation Committee believes that a significant portion of the target compensation for the Chief Executive Officer should be represented by incentive, performance-based compensation that is payable only if the Company achieves its financial objectives. As a result, a significant portion of Mr. Spainhour’s annual cash compensation and long-term compensation is performance-based. In accordance with the Company’s compensation philosophy, 50% of the stock options and restricted stock awarded to Mr. Spainhour under his employment agreement were performance-based, vesting only if the Company achieves specified financial targets.

2003 Executive Compensation Review

In fiscal year 2003, the Compensation Committee, in consultation with a nationally recognized compensation consultant, undertook a comprehensive evaluation of the base salary, bonus and long-term incentives of the Company’s management team. Based on that evaluation, the Compensation Committee determined that certain adjustments to the Company’s programs would better support the future direction of the Company and make the compensation programs easier to manage and communicate to executives.

The changes to executive compensation described below are designed to enable the Company to attract, retain and motivate the high caliber of executives required for the success of the business and to incentivize and reward superior executive performance that will create long-term investor value. The Compensation Committee believes that these changes are aligned with the Compensation Committee’s stated philosophy and appropriate in light of competitive U.S. and industry market practices.

Effective for fiscal year 2004, the Performance Compensation Plan will contain redesigned performance measurements that focus more on corporate and division results, with revised target performance percentages and weighings of corporate, divisional and individual performance goals.

Subject to shareholder approval of the 2004 Long-Term Cash Plan, the Existing Long-Term Plan will be phased out, with the last potential payout in 2006 for the three-year cycle comprising fiscal years 2003 through 2005. Under the 2004 Long-Term Cash Plan, to commence with the three-year cycle covering fiscal years 2004 through 2006, cash awards will be paid for achievement of goals to be determined by the Compensation Committee, including return on invested capital and comparable store sales. The Compensation Committee currently intends to limit participation in the 2004 Long-Term Cash Plan to the executives who comprise the Corporate Executive Committee and certain other senior executive officers of the Company (currently 25 persons). (See “Proposal 2—Approval of the AnnTaylor Stores Corporation 2004 Long-Term Cash Incentive Plan” for more information on the new 2004 Long-Term Cash Plan.) Based on the compensation consultant’s recommendations, the Company will also shift annual equity grants for senior management from stock options to a mix of restricted stock and stock options. The Compensation Committee believes that this will also promote retention and stock ownership.

Compliance with Section 162(m) of the Code

Section 162(m) of the Code generally disallows deductions to publicly traded companies for compensation paid to its named executive officers in excess of $1 million in a taxable year. However, Section 162(m) provides certain exceptions, including an exception for “performance-based compensation,” paid pursuant to the terms of a compensation plan if certain requirements are satisfied. The Company believes that compensation paid under the Existing Long-Term Plan and the Performance Compensation Plan qualifies as performance-based compensation under Section 162(m) and thus compensation in excess of $1 million that is paid to the named executive officers pursuant to these plans should be deductible to the Company. However, if compliance with Section 162(m) regulations conflicts with the Company’s compensation philosophy or with what is believed to be the best interests of the Company and its stockholders, the Company may conclude that paying non-deductible compensation is more consistent with its compensation philosophy and in the Company’s and the stockholders’ best interests. During fiscal year 2003, certain shares of restricted stock that were previously granted to Mr. Spainhour vested and, as a result, Mr. Spainhour’s total compensation for 2003 exceeded the limits imposed by Section 162(m) for deductibility by the Company of compensation paid to a named executive officer.

Robert C. Grayson (Chairperson)

Wesley E. Cantrell

Rochelle B. Lazarus

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

As of the Record Date, there were no Compensation Committee interlocks.

EXECUTIVE COMPENSATION

The following Table sets forth compensation information for fiscal years 2003, 2002 and 2001 for the Company’s Chief Executive Officer and the four next most highly compensated executive officers. All share numbers in this Table have been adjusted for the May, 2002 stock split of the Common Stock.

Summary Compensation Table

							Long Term Compensation
		Annual Compensation					Awards			Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(a)		Other Annual Compensation ($)		Restricted Stock Awards ($) (b)(c)		Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(d)
J. Patrick Spainhour	2003	$883,693	$972,800		—		$1,589,600	(e)	50,000	—	$2,781
Chairman and Chief	2002	850,000	1,360,000		—		—		—	—	3,000
Executive Officer	2001	850,000	—		—		3,795,000	(f)	450,000	—	2,550

Katherine L. Krill	2003	705,000	1,000,000		$65,866	(g)	1,579,050	(h)	135,000	—	3,165
President, AnnTaylor	2002	516,667	690,000		—		—		—	—	3,156
Loft	2001	425,651	—		—		710,850	(i)	112,500	—	2,675

Jerome Jessup	2003	543,750	394,035	(j)	—		828,100	(k)	75,000	—	—
Sr. Executive Vice President	2002	—	—		—		—		—	—	—
Merchandise & Design,	2001	—	—		—		—		—	—	—
Ann Taylor Stores

Dwight Meyer	2003	470,000	266,190		—		76,240	(l)	27,000	—	3,037
Executive Vice President,	2002	445,000	337,043		—		—		—	—	3,000
Global Sourcing	2001	441,667	—		—		189,500	(m)	52,500	—	2,575

Barry Erdos (n)	2003	719,583	568,320		—		190,600	(o)	35,000	—	3,112
Former Chief Operating Officer	2002	591,667	780,000		—		—		—	—	3,156
	2001	517,644	—		—		855,200	(p)	165,000	—	2,644

(a)	Bonus awards were earned pursuant to the Company’s Performance Compensation Plan.
(b)	All restricted shares vest upon the occurrence of an “Acceleration Event” as defined in the applicable plan. In addition, grantees are entitled to receive dividends on these restricted shares if any dividends are paid by the Company on its Common Stock.
(c)	As of January 31, 2004, each of the individuals listed below held the following aggregate numbers and values of unvested restricted stock: Mr. Spainhour, 106,667 shares ($4,320,014); Ms. Krill, 62,250 shares ($2,521,125); Mr. Jessup, 35,000 shares ($1,417,500); Mr. Meyer, 7,750 shares ($313,875); and Mr. Erdos, 33,250 shares ($1,346,625).
(d)	Represents contributions made by the Company on behalf of the named executive officers to its 401(k) Savings Plan.
(e)	Represents the market value on December 1, 2003, the date of grant, of 40,000 time-vesting restricted shares of Common Stock. The value of these shares as of January 31, 2004, was $1,620,000.
(f)	Represents the market value on January 29, 2002, the date of grant, of 75,000 time-vesting and 75,000 performance-vesting restricted shares of Common Stock. The time-vesting restricted shares vest equally over the first three anniversaries of the date of grant. The performance-vesting restricted shares vest equally on March 15, 2003, 2004 and 2005 if the Company meets certain earnings goals, provided that the vesting of performance-vesting restricted shares can be accelerated if the Company exceeds certain earnings goals. As the Company exceeded its earnings goals for fiscal years 2002 and 2003, the vesting of certain shares was accelerated on the first two vesting dates. The value of unvested restricted shares at January 31, 2004 was $2,700,014.
(g)	Represents amounts attributable to the value of car service and reimbursement of taxes incurred with respect to such services.

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(h)	Represents the market value, on the date of grant, of 10,000 and 35,000 time-vesting restricted shares of Common Stock granted to Ms. Krill on March 11, 2003 and January 29, 2004, respectively. The value of these shares as of January 31, 2004 was $1,822,500. Ms. Krill’s right to the 35,000 shares vest on each of the first three anniversaries of the grant date.
(i)	Represents the market value, on the date of grant, of 30,000 and 4,500 time-vesting restricted shares of Common Stock granted to Ms. Krill on May 3, 2001 and January 29, 2002, respectively. The value of unvested shares as of January 31, 2004 was $698,625.
(j)	Includes $150,000 payable as a sign-on bonus in connection with Mr. Jessup’s commencement of employment in 2003.
(k)	Represents the market value, on the date of grant, of 11,666 performance-vesting and 23,334 time-vesting restricted shares of Common Stock granted to Mr. Jessup on May 1, 2003. The value of these shares as of January 31, 2004 was $1,417,500. 50% of the performance-vesting restricted shares vest on May 1st in each of 2005 and 2006 if the Company achieves certain operating profit goals for fiscal years 2004 and 2005, and 50% of the time-vesting restricted shares will vest on May 1, 2004 and 25% will vest on each of the next two anniversaries of the grant date.
(l)	Represents the market value, on the date of grant, of 4,000 time-vesting restricted shares of Common Stock granted to Mr. Meyer on March 11, 2003. The value of these shares as of January 31, 2004 was $162,000.
(m)	Represents the market value, on the date of grant, of 7,500 time-vesting restricted shares of Common Stock granted to Mr. Meyer on January 29, 2002. The value of unvested shares as of January 31, 2004 was $151,875.
(n)	See “Employment, Separation and Change in Control Agreements” below for a description of Mr. Erdos’ Separation Agreement with the Company.
(o)	Represents the market value, on the date of grant, of 10,000 time-vesting restricted shares of Common Stock granted to Mr. Erdos on March 11, 2003. The value of these shares as of January 31, 2004 was $405,000.
(p)	Represents the market value, on the date of grant, of 37,500 and 9,000 time-vesting restricted shares of Common Stock granted to Mr. Erdos on March 7, 2001 and January 29, 2002, respectively. The value of unvested shares as of January 31, 2004 was $941,625.

The following Table sets forth certain information with respect to stock options awarded during fiscal year 2003 to the named executive officers listed in the Table entitled “Summary Compensation Table,” and these option grants are also reflected in such Table. In accordance with Commission rules, the hypothetical realizable values for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Commission and are for illustrative purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company’s future performance and prospects.

Stock Options Granted in Fiscal Year 2003

Name	# of Securities Underlying Options Granted		% of Total # of Options Granted to Employees in Fiscal 2003	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (c)
						5% ($)	10% ($)
J. Patrick Spainhour	50,000	(a)	3.82%	$39.74	12/1/2013	$1,319,656	$3,278,297
Katherine L. Krill	35,000	(a)	2.67%	19.06	3/11/2013	401,862	1,035,043
	100,000	(b)	7.64%	39.67	1/29/2014	2,532,290	6,382,032
Jerome Jessup	75,000	(b)	5.73%	23.66	5/1/2013	1,023,127	2,680,253
Dwight Meyer	27,000	(a)	2.06%	19.06	3/11/2013	310,008	798,462
Barry Erdos (d)	35,000	(a)	2.67%	19.06	3/11/2013	401,862	1,035,043

(a)	Options vest 1/4 per year on each of the first four anniversaries of the date of grant, subject to earlier vesting upon the occurrence of an “Acceleration Event” as defined in the applicable plan.

(footnotes continued on next page)

(footnotes continued from previous page)

(b)	Options vest 1/3 per year on each of the first three anniversaries of the date of grant, subject to earlier vesting upon the occurrence of an “Acceleration Event” as defined in the applicable plan.
(c)	These columns show the hypothetical realizable value of the options at the end of the ten-year term of the options, assuming that the market price of the Common Stock subject to the options appreciates in value at the annual rate indicated in the Table, from the date of grant to the end of the option term.
(d)	See “Employment, Separation and Change in Control Agreements” below.

The following Table shows the (i) number of shares of Common Stock acquired by each named executive officer upon the exercise of Company stock options during fiscal year 2003, (ii) aggregate dollar value realized by each named executive officer upon such exercise, based upon the fair market value of the Common Stock on the date of exercise, (iii) number of all vested (exercisable) and unvested (not yet exercisable) stock options held by each named executive officer at the end of fiscal year 2003, and (iv) value of all such options that were “in the money” (i.e., the market price of the Common Stock was greater than the exercise price of the options) at the end of fiscal year 2003.

Aggregate Option Exercises in Fiscal 2003

and Fiscal Year End Option Values

Name	No. of Shares Acquired on Exercise of Stock Options	$ Value Realized Upon Exercise of Options	No. of Shares Underlying Unexercised Options at End of Fiscal 2003 Exercisable/ Unexercisable	$ Value of Unexercised In-the-Money Options at End of Fiscal 2003 Exercisable/Unexercisable (a)
J. Patrick Spainhour	—	—	955,000 / 250,000	$16,283,119 / $3,078,000
Katherine L. Krill	57,000	$785,940	30,000 / 200,752	408,750 / 2,122,175
Jerome Jessup	—	—	0 / 75,000	0 / 1,263,000
Dwight Meyer	57,375	81,613	7,500 / 60,000	114,000 / 1,225,512
Barry Erdos	—	—	140,250 / 124,250	2,698,473 / 2,651,933

(a)	Calculated based on the closing market price of the Common Stock of $40.50 on January 30, 2004, the last trading day in fiscal year 2003, less the amount required to be paid upon exercise of the option.

As described in the Compensation Committee Report above, under the Company’s Existing Long-Term Plan, each year the Compensation Committee has designated a consecutive three-year period as a “performance cycle” and establishes a three-year cumulative earnings per share target that must be achieved by the end of the three-year cycle, in order for incentive compensation to be paid under such plan at the end of the cycle. The following Table indicates the incentive compensation payments that the named executive officers would be entitled to receive under the Existing Long-Term Plan if the Company achieves the performance objectives established by the Compensation Committee for the three-year performance cycle comprising fiscal years 2003 to 2005. Target awards are expressed as a percentage of the named executive officer’s annual base salary in effect at the time of payment of the award. Payments under the Existing Long-Term Plan may exceed these target amounts, up to twice the targeted amount, if the Company exceeds the performance objectives, and may be less than the target amounts if the Company does not achieve the performance objectives.

Long Term Cash Incentive Compensation Plan Awards in Fiscal Year 2003

	Percentage of Annual Salary Awarded	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock-Price-Based Plans (a)
Name			Threshold (b)	Target	Maximum (c)
J. Patrick Spainhour	50%	01/28/06	$462,384	$513,760	$1,027,520
Katherine L. Krill	40%	01/28/06	288,138	320,154	640,307
Jerome Jessup	40%	01/28/06	282,298	313,664	627,328
Dwight Meyer	30%	01/28/06	138,715	154,128	308,256
Barry Erdos (d)	—	—	—	—	—

(a)	The dollar value of the estimated payout is based on an estimated annual salary at maturation of award.
(b)	The minimum amount payable under the plan is 90% of the target award, provided that 90% of the performance target is achieved. In the event that 90% of the performance target is not achieved, no payout is made under this plan.
(c)	The maximum amount payable under the plan is 200% of the target award, provided that at least 125% of the performance target is achieved.
(d)	Mr. Erdos resigned as an officer and Director of the Company and forfeited his award for the 2003-2005 performance cycle.

Pension Plan

Ann Taylor has a defined benefit retirement plan (as amended from time to time, the “Pension Plan”) for the benefit of its employees and those of its wholly owned subsidiaries, which is intended to qualify under Section 401(a) of the Code. Originally, the Pension Plan provided for calculation of benefits based on a “cash balance” formula. Effective January 1, 1998, the Pension Plan provides for calculation of benefits based on a “career average” formula instead of a cash balance formula (although a participant’s accrued benefit can never be less than the benefit he or she had accrued as of December 31, 1997, if any, under the cash balance formula). Under the “career average” formula, each participant’s service and annual earnings are used to determine his or her annual pension accrual. If a participant has 10 or fewer years with Ann Taylor and its subsidiaries, his or her pension will accrue, for each year of participation in the Pension Plan, at a rate of 1.25% of his or her current year’s IRS Form W-2 compensation (not including severance pay and certain fringe benefits) up to the Social Security Wage Base (“Wage Base”) plus 1.6% of any such compensation that exceeds the Wage Base, up to the maximum amount permitted by the Code. Upon completion of more than 10 years of service, the participant’s annual pension accrual increases to 1.6% of the current year’s pay, up to the Wage Base, plus 1.95% of any compensation over the Wage Base, up to the maximum amount permitted by the Code. No more than 35 years of service will be taken into account under the Pension Plan. Pension benefits are fully vested after five years of service and upon death or disability while still an active employee. Under the Code, the annual compensation that may be taken into account for purposes of calculating benefits under the Pension Plan is limited to $200,000 (indexed for inflation). For fiscal year 2003, all named executive officers have annual compensation which exceeds this amount and the calculation of benefits for those executives is based on the lower plan limitation amount.

As of December 31, 2003, the estimated monthly retirement benefit, payable as a monthly life annuity, that would be payable to each named executive officer who was a participant in the Pension Plan during fiscal year 2003, assuming (i) no future increases to the maximum compensation limit under the Code of $205,000 or the Social Security Wage Base for 2004 of $87,900 and (ii) retirement and the commencement of benefit payments at age 65, is as follows: Mr. Spainhour, $5,041; Ms. Krill, $7,004; and Mr. Meyer, $5,656. The accrued monthly benefit that would be payable to Mr. Erdos at age 65 is $1,112. These benefits would not be subject to any reduction for social security or other offset amounts.

Employment, Separation and Change in Control Agreements

Spainhour Employment Agreement.    The Company has an employment agreement with Mr. Spainhour (the “Spainhour Agreement”) which expires on May 31, 2005, with automatic one-year renewal terms unless either party advises the other that it does not wish to extend the term by delivery of a “Non-renewal Notice” to the other party.

The Spainhour Agreement provides that Mr. Spainhour is entitled to an annual base salary of not less than $850,000. He is also entitled to participate in the Company’s annual bonus, long-term incentive compensation and stock incentive plans, as well as other Company benefit programs.

If Mr. Spainhour’s employment is terminated by the Company without Cause, by Mr. Spainhour for Good Reason or as a result of his Death or Disability (as such terms are defined in the Spainhour Agreement), or if such agreement expires at the end of the term as a result of a “Non-renewal Notice” provided by the Company, Mr. Spainhour shall be entitled to receive, among other things, for the longer of one year or the remaining term of the Spainhour Agreement (one year in the case of Death or Disability), an amount representing his salary plus the average of his last three annual bonuses as well as the continuation during the period he receives severance of medical and other benefits, subject to Mr. Spainhour’s compliance (except in the case of Disability) with the non-compete and non-solicitation provisions of the Spainhour Agreement. If such termination occurs (other than as a result of Mr. Spainhour’s Disability or Death) following a Change in Control of the Company or during the pendency of a Potential Change in Control (as such terms are defined in the Spainhour Agreement), the Company shall instead pay Mr. Spainhour a lump-sum cash payment, in an amount equal to the sum of Mr. Spainhour’s base salary plus the average of his last three annual bonuses, multiplied by three. Following a termination by the Company without Cause, by Mr. Spainhour for Good Reason, or if the Spainhour Agreement expires at the end of the term as a result of a Non-renewal Notice by the Company, all unvested restricted stock vest and all stock options vest and are exercisable until the 90th day following the end of the period with respect to which severance is paid or for three years following a Change in Control. If any payments or benefits received by Mr. Spainhour would be subject to the “golden parachute” excise tax under the Code, the Company has agreed to pay Mr. Spainhour such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to such excise tax.

Krill Employment Agreement.    Effective January 29, 2004, the Company entered into a new employment agreement with Ms. Krill (the “Krill Agreement”) to replace the employment agreement that was to expire on May 3, 2004. The Krill Agreement expires on January 29, 2007, with automatic one-year renewal terms unless either party advises the other that it does not wish to extend the term by delivery of a “Non-renewal Notice” to the other party.

The Krill Agreement provides that Ms. Krill is entitled to an annual base salary of not less than $800,000. Ms. Krill is also entitled to participate in the Company’s annual bonus, long-term incentive compensation and stock incentive plans, as well as other Company benefit programs. If Ms. Krill’s employment is terminated by the Company without Cause, by Ms. Krill for Good Reason or as a result of her Death or Disability (as such terms are defined in the Krill Agreement), or if such agreement expires at the end of the term as a result of “Non-renewal Notice” provided by the Company, Ms. Krill shall be entitled to receive, among other things, for the longer of one year or the remaining term of the Krill Agreement (one year in the case of Death or Disability), an amount representing her salary plus the average of her last three annual bonuses as well as the continuation during the period she receives severance of medical and other benefits, subject to Ms. Krill’s compliance (except in the case of Disability) with the non-compete and non-solicitation provisions of the Krill Agreement. If such termination occurs (other than as a result of Ms Krill’s Disability or Death) following a Change in Control of the Company or during the pendency of a Potential Change in Control (as such terms are defined in the Krill Agreement), the Company shall instead pay Ms. Krill a lump-sum cash payment, in an amount equal to the sum of Ms. Krill’s base salary plus the average of her last three annual bonuses multiplied by 2.5. Following a termination by the Company without Cause, by Ms. Krill for Good Reason, or if the Krill Agreement expires at the end of the term as a result of a Non-renewal Notice by the Company, all unvested restricted stock vest and all stock options vest and are exercisable until the 90th day following the end of the period with respect to which severance is paid or for 2.5 years following a Change in Control. If any payments or benefits received by Ms. Krill would be subject to the “golden parachute” excise tax under the Code, the Company has agreed to pay Ms. Krill such additional amounts as may be necessary to place her in the same after tax position as if the payments had not been subject to such excise tax.

Jessup Employment Agreement.    The Company has an employment agreement with Mr. Jessup (the “Jessup Agreement”), which expires on May 1, 2006, with automatic one-year renewal terms unless either party advises the other that it does not wish to extend the term by delivery of a “Non-renewal Notice” to the other party.

The Jessup Agreement provides that Mr. Jessup is entitled to an annual base salary of not less than $725,000. Mr. Jessup is also entitled to participate in the Company’s annual bonus, long-term incentive compensation and stock incentive plans, as well as other Company benefit programs.

In the event of termination of Mr. Jessup’s employment by the Company without Cause, or by Mr. Jessup for Good Reason (as such terms are defined in the Jessup Agreement), or if such agreement expires at the end of the term provided for as a result of “Non-renewal Notice” provided by the Company, Mr. Jessup shall be entitled to receive, among other things, for the longer of one year or the remaining term of the Jessup Agreement, an amount representing his salary as well as the continuation during the period he receives severance of medical and other benefits, subject to Mr. Jessup’s compliance with the non-compete and non-solicitation provisions of the Jessup Agreement. If such termination occurs following a Change in Control of the Company or during the pendency of a Potential Change in Control (as such terms are defined in the Jessup Agreement), the Company shall instead pay Mr. Jessup a lump-sum cash payment, in an amount equal to the sum of Mr. Jessup’s base salary plus the average of his last three annual bonuses, multiplied by 2.5. Following a termination by the Company without Cause, by Mr. Jessup for Good Reason or if such agreement expires at the end of the term as a result of a “Non-renewal Notice” provided by the Company, all restricted stock awarded under the Jessup Agreement vests and all options granted under the Jessup Agreement continue to vest and all options that are exercisable as of the date of termination remain exercisable until the 90th day following the end of the period with respect to which severance is paid. If any payments or benefits received by Mr. Jessup would be subject to the “golden parachute” excise tax under the Code, the Company has agreed to pay Mr. Jessup such additional amounts as may be necessary to place him in the same after tax position as if the payments had not been subject to such excise tax.

Erdos Separation Agreement.    In connection with Mr. Erdos’ resignation as an officer and director of the Company on February 27, 2004, the Company and Mr. Erdos executed a separation agreement, dated March 9, 2004 (the “Separation Agreement”). Under the Separation Agreement, the effective date of Mr. Erdos’ separation from employment with the Company and its affiliates is March 29, 2004.

Under the terms of the Separation Agreement, Mr. Erdos will receive, subject to the execution of valid and effective releases waiving all claims Mr. Erdos may have against the Company, its affiliates and their respective officers, directors, shareholders, successors and assigns, (i) continuation of his base salary through March 29, 2005, (ii) a pro-rata portion of the 2004 fiscal year bonus, if any, that he would have received under the Company’s Performance Compensation Plan had his employment not terminated, based on the portion of fiscal year 2004 that Mr. Erdos was employed by the Company (payable at the time, if any, that active employees in such plan are paid), (iii) continuation of medical and life insurance coverage until March 29, 2005, provided that medical benefits will terminate on the date comparable medical benefits are made available to him and life insurance coverage will be reduced pro rata to the extent of the dollar amount of any other life insurance coverage received by or made available to him prior to March 29, 2005, (iv) a pro-rata portion of the incentive payments, if any, that he would have received with respect to the 2001-2003 and 2002-2004 performance cycles under the Company’s Existing Long-Term Plan had his employment not terminated, based on the number of months in the performance cycles that Mr. Erdos was employed with the Company (payable at the time, if any, that active employees in such plan are paid) and (v) his earned bonus for fiscal year 2003 under the Company’s Performance Compensation Plan.

As of the effective date of the final release signed by Mr. Erdos in connection with the termination of his employment, Mr. Erdos’ stock options will continue to be eligible for vesting and exercise and will remain outstanding until March 29, 2007 (or the normal expiration date of the options, if earlier) in accordance with their terms as if he had continued to be employed by the Company until such date. Any option remaining unvested or unexercised at the close of business on March 29, 2007 (or the normal expiration date of the option, if earlier) will be cancelled. In addition, with respect to restricted stock awards held by Mr. Erdos, 9,375 restricted stock shares will vest on the effective date of the final release signed by Mr. Erdos and an additional 12,000 restricted stock shares will continue to be eligible for vesting as if he had continued to be employed by the Company until March 29, 2007.

The Separation Agreement supercedes Mr. Erdos’ employment agreement with the Company except that Mr. Erdos will remain subject to the confidentiality and non-solicitation provisions contained in his prior employment agreement. In the event he violates either of these provisions or takes any action which materially violates the terms of the Separation Agreement, he immediately forfeits his right to any payments or any benefits under the Separation Agreement, all restricted stock awards will cease to vest and be immediately cancelled and all options will no longer be exercisable and will be cancelled immediately.

Change in Control Agreements.    Mr. Meyer as well as certain other officers and key employees of the Company and its subsidiaries, are eligible to receive benefits under the Company’s special severance plan (the “Special Severance Plan”) in the event of a qualifying termination of their employment within two years following a “change in control” of the Company (as defined in the Special Severance Plan).

A qualifying termination of employment under the Special Severance Plan means (1) a termination by the Company other than for “Cause,” or (2) a termination by the employee for “Good Reason” (as each such term is defined in the Special Severance Plan).

In the event of a qualifying termination of employment, the Company will pay such executive a lump-sum cash payment equal to the sum of his or her base salary in effect immediately prior to such qualifying termination, plus the average of the annual bonuses earned in the three years immediately preceding the year in which the change in control occurs (or, if higher, the year in which the qualifying termination occurs), multiplied by two and a half in the case of Mr. Meyer. Following a qualifying termination of employment, the Company will also provide welfare and fringe benefits for Mr. Meyer for two and a half years as if he had continued to be employed by the Company.

If any payments or benefits made under the severance plan to Mr. Meyer would be subject to any “golden parachute” excise tax imposed pursuant to the Code, the Company is required to pay such additional amounts as may be necessary to place the executive in the same after-tax position as if the benefits or payments had not been subject to the excise tax.

Equity Compensation Plan Information

The following Table sets forth information with respect to shares of Company Common Stock that may be issued under the Company’s existing equity compensation plans as of January 31, 2004.

Equity Compensation Plan Information As of January 31, 2004	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,892,577	$22.41	2,362,892	(2)
Equity compensation plans not approved by security holders (3)	2,648,457	19.97	590,518
Total	4,541,034	20.98	2,953,410

(1)	Consists of the 1992 Stock Option and Restricted Stock and Unit Award Plan, the 2003 Equity Incentive Plan and the Associate Discount Stock Purchase Plan (“ADSPP”).

(2)	Includes 477,683 shares of Common Stock available for issuance under the ADSPP.

(3)	Consists of the 2000 Stock Option and Restricted Stock and Unit Award Plan and the 2002 Stock Option and Restricted Stock and Unit Award Plan. For a description of the material features of these plans, see Note 6 of the Consolidated Financial Statements included in the Company’s Form 10-K for fiscal year 2003.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

From time to time, stockholders of the Company submit proposals that they believe should be voted on by the stockholders. The Commission has adopted regulations that govern the inclusion of such proposals in the Company’s proxy materials.

In accordance with Rule 14a-8 under the Exchange Act, any stockholder proposals intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company no later than November 25, 2004 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting.

Section 10 of Article II of the Company’s By-Laws provides that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company other than matters set forth in the Notice of Meeting, such stockholder must have given timely prior written notice to the Corporate Secretary of the Company of such stockholder’s intention to bring such business before the meeting. To be timely for the 2005 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to April 29, 2005, which will be the anniversary date of the prior year’s meeting (or if the meeting date for the 2005 Annual Meeting is not within thirty days before or after the anniversary date of the prior year’s meeting, then not later than the tenth day following the first to occur of the day on which the notice of the date of the meeting is mailed or public disclosure thereof is made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the name and address of the stockholder, the class and number of shares of Common Stock beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed.

Stockholders may recommend candidates for nomination to the Board of Directors for consideration by the Nominating and Corporate Governance Committee by submitting in writing the names and required supporting information described below to: Corporate Secretary, AnnTaylor Stores Corporation, 1372 Broadway, New York, NY 10018.

Such recommendation must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, address, occupation, and class and number of shares of Common Stock beneficially owned by the proposed nominee and the name, address and class and number of shares of Common Stock beneficially owned by such stockholder, together with a description of the proposed nominee’s qualifications, other relevant biographical data, and the written consent of the proposed nominee to serve, if elected. Section 9 of Article II of the Company’s By-Laws provides that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described above is given and on the record date for the annual meeting, and must have given timely prior written notice to the Corporate Secretary of the Company.

All the director candidates, including those recommended by stockholders, are evaluated on the same basis. The Nominating and Corporate Governance Committee will review any candidate recommended by the stockholders of the Company in light of the Committee’s criteria for selection of new Directors. As part of this responsibility, the Committee shall be responsible for conducting, subject to applicable law, any inquiries into the background and qualifications of any candidate for the Board of Directors and such candidate’s compliance with the independence and other qualification requirements established by the Committee in accordance with the Company’s Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee will consider (in consultation with the Chairman of the Board) and recruit candidates to fill positions on the Board, including vacancies resulting from the removal, resignation or retirement of any Director, an increase in the size of the Board of Directors or otherwise. In considering potential nominees to the Board, the Nominating and Corporate Governance Committee evaluates each potential candidate against its then-current criteria for selecting new directors, which reflect at a minimum any requirements of applicable law or listing standards, as well as consideration of a candidate’s strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size and structure) and principles of diversity. In addition, the Nominating and Corporate Governance Committee will consider each potential candidate in light of the core competencies that the Committee believes should be represented on the Board of Directors and will also consider the mix of directors and their individual skills, experiences and diverse perspectives, to ensure that the composition of the Board is appropriate to carry out its purposes.

The Company’s Nominating and Corporate Governance Committee is also authorized, at the Company’s expense, to retain search firms to identify candidates, including for purposes of performing “background reviews” of potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board is then seeking. The Company retained two firms this past year, Catalyst, Inc., a leading nonprofit organization working to advance women in business, and a leading search firm, to assist the Company in identifying potential Directors.

ADDITIONAL INFORMATION

Copies of the Company’s 2003 Annual Report to Stockholders, which includes audited financial statements, are being mailed to stockholders of the Company with this Proxy Statement.

NEW YORK, NEW YORK

March 25, 2004

Exhibit A

ANNTAYLOR STORES CORPORATION

AUDIT COMMITTEE CHARTER

I.    Statement of Purpose

The Committee’s purpose is to provide assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control over financial reporting and legal compliance functions of the Company and its subsidiaries, including without limitation, assisting the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s independent auditors’ qualifications and independence; and (iv) the performance of the Company’s independent auditors and the Company’s internal audit function. The Committee shall also prepare the report of the Committee required to be included in the Company’s annual proxy statement.

II.    Organization

A. Charter.    At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

B. Members.    The Committee shall be comprised of three or more directors to be appointed by the Board of Directors. Each member of the Committee shall meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable law. Each member of the Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or (to the extent permitted by applicable listing rules) must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Further, either (i) at least one member of the Committee must be an audit committee financial expert, as such term is defined in the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002, or (ii) if no member of the Committee is an audit committee financial expert, the Committee shall so inform the Board of Directors.

The Board of Directors shall also designate a Committee Chairperson who may not serve on any other committee of the Board of Directors of the Company unless the Board of Directors approves such service on another committee. No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company’s annual proxy statement. Committee members and the Committee Chairperson serve at the pleasure of the Board of Directors.

C. Meetings.    The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee shall meet separately on a periodic basis with (i) management, (ii) the director of the Company’s internal auditing department or other person responsible for the internal audit function and (iii) the Company’s independent auditors.

D. Quorum; Action by Committee.    A quorum at any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called or held (or where only two members are present, by unanimous vote). The Board of Directors may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member at any meeting of the Committee. In the absence or disqualification of a member of the Committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member, provided that such other member satisfies all applicable criteria for membership on the Committee. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

E. Agenda, Minutes and Reports.    The Chairperson of the Committee shall be responsible for establishing the agendas for the meetings of the Committee. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record and shall be approved at a subsequent meeting of the Committee. The Chairperson of the Committee shall make regular reports to the Board of Directors.

F. Performance Evaluation.    The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

III.    Responsibilities

The following shall be the principal responsibilities of the Committee:

A. Engagement of Independent Auditors.    The Committee shall engage the independent auditors to audit the Company’s books and accounts and financial statements. The Committee shall also have the authority to engage the independent auditors to perform non-audit services. The Committee shall oversee, evaluate and, where appropriate, replace the independent auditors, and approve the fees paid to the independent auditors, including in connection with any non-audit services, as further described under Section III.E below.

B. Determination as to Independence and Performance of Independent Auditors.    The Committee shall receive, not less frequently than annually, periodic reports from the independent auditors regarding the auditors’ independence, which reports shall include such details as are required by applicable law or listing standards. The Committee shall discuss such reports with the auditors, and if so determined by the Committee, take appropriate action to satisfy itself of the independence of the auditors. The Committee shall also receive periodic reports from the independent auditors (not less frequently than annually) confirming that the (i) lead audit partner and reviewing audit partner responsible for the audit of the Company’s financial statements have not performed audit services for the Company for more than the previous five consecutive fiscal years of the Company, and (ii) chief executive officer, chief financial officer, controller, chief accounting officer or other person serving in an equivalent position of the Company, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Company’s audit. The Committee shall consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis. Any selection of the auditors by the Committee may be subject to shareholders’ approval.

The Committee shall review the performance of the Company’s independent auditors annually. In doing so, the Committee shall consult with management and the head of internal audit and shall also obtain and review a report by the independent auditors describing their internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the independent auditors and the response of the independent auditors, and any steps taken to deal with any such issues.

C. Determination as to Performance of Internal Auditors.    The Committee shall annually review the experience and qualifications of the senior members of the internal audit group and review and approve any appointment, reassignment or dismissal of such members. The Committee shall also consider, at least annually, in consultation with the independent accountants, the director of internal audit and the Chief Financial Officer, the audit scope and plan of the internal audit group.

D. Audits by Internal and Independent Auditors.    The Committee shall discuss with the director of internal audit and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management, the internal audit group and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Committee shall review with management and the independent auditors management’s annual internal control report, including any attestation of same by the independent auditors. The Committee shall review with the Chief Executive Officer and Chief Financial Officer and independent auditors, periodically, the following: (i) all significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal control over financial reporting identified by the Company’s independent auditors; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (iii) any significant changes in internal control over financial reporting or other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

E. Pre-Approval of Audit and Non-Audit Services.    The Committee shall approve guidelines for the retention of the independent auditors for any non-audit services and the fee for such services and shall determine procedures for the approval of audit and non-audit services in advance. The Committee shall, in accordance with such procedures, approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards. Approval of the audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee, and the person(s) granting such approval shall report such approval to the Committee at the next scheduled meeting.

F. Review of Disclosure Controls and Procedures.    The Committee shall review with the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management’s conclusions about the effectiveness of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

G. Review of Annual SEC Filings.    The Committee shall review with management, the independent auditors and, if appropriate, the director of internal audit, the financial information to be included in the Company’s Annual Report on Form 10-K, including the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and Critical Accounting Policies, their judgment about the acceptability and quality of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements and the adequacy of internal control over financial reporting. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K.

H. Review of Quarterly SEC Filings and Other Communications.    The Committee shall review and discuss with management, the independent auditors and, if appropriate, the director of internal audit, the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q, including the disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and Critical Accounting Policies, the results of the independent auditors’ review of the Company’s quarterly financial information, and the adequacy of internal control over financial reporting, and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Committee shall also review the Company’s earnings press releases and financial information and earnings guidance periodically provided to analysts and rating agencies (which may consist of a discussion of the types of information to be provided and types of presentation to be made) to the extent required by applicable law or listing standards.

I. Review of Certain Matters with Internal and Independent Auditors.    The Committee shall review periodically with management, the director of internal audit and independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

J. Consultation with Independent Auditors.    The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but “passed” (as immaterial or otherwise).

K. Preparation of Report for Proxy Statement.    The Committee shall produce the report of the Committee that is required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

L. Policies for Employment of Former Audit Staff.    The Committee shall approve guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

M. Establishment of “Whistleblowing” Procedures.    The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

N. Review of Legal and Regulatory Compliance.    The Committee shall periodically review with management, including the General Counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s Business Conduct Guidelines. The Committee shall also meet periodically and separately with the General Counsel to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

O. Conflicts; Compliance with Business Conduct Guidelines; Grant of Waivers.    The Committee shall review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to the Company’s Business Conduct Guidelines. In connection with these reviews, the Committee will meet, as deemed appropriate, with the General Counsel and other officers or employees of the Company. The Committee shall be responsible for determining whether and on what terms to grant to any Director or executive officer a waiver from the Company’s Business Conduct Guidelines.

P. Access to Records, Consultants and Others.    The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company;

(ii) to retain outside legal, accounting or other consultants to advise the Committee; and (iii) to request any officer or employee of the Company, the Company’s outside counsel, internal audit group or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

Q. Delegation.    To the extent permitted by applicable law and listing standards, the Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee, and the subcommittee shall make periodic reports to the Committee regarding such delegated responsibilities.

R. Other Delegated Responsibilities.    The Committee shall also carry out such other duties as may be delegated to it by the Board of Directors from time to time.

IV.     Management and Independent Auditor Responsibility

In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. Management has the responsibility for the financial statements and the independent auditors have the responsibility to audit such financial statements in accordance with generally accepted auditing standards.

Exhibit B

ANNTAYLOR STORES CORPORATION

2004 LONG-TERM CASH INCENTIVE PLAN

1. Purpose.    The AnnTaylor Stores Corporation 2004 Long-Term Cash Incentive Plan (the “Plan”) is an integral part of the Company’s over-all compensation strategy which is aimed at attracting and retaining highly motivated, results-oriented associates of experience and ability by basing such associate compensation, in part, on their contributions to the growth and profitability of the Company, thereby giving them an incentive to remain with the Company and its Subsidiaries and to continue to contribute to the Company’s success. The Plan is intended to provide financial incentives for key salaried employees of the Company and its Subsidiaries who are expected to make the greatest contribution to the business and who can have the greatest effect on the long-term profitability of the Company and its Subsidiaries to meet and exceed the Company’s multi-year financial goals.

2. Definitions.    As used in the Plan, the following capitalized terms shall have the meanings set forth below:

(a) “Award” means the cash amount payable to a Participant pursuant to the provisions of the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Business Day” means Mondays through Fridays, but excluding days on which banking institutions in the State of New York are required by law or regulation to be closed.

(d) A “Change in Control” shall be deemed to have occurred if:

(I) any “person”, as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefits plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company (in substantially the same proportion as their ownership of shares) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(II) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (I), (III) or (IV) of this Section 2(d)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(III) there is consummated a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or

(IV) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole (or any transaction having a similar effect).

(e) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any further legislation or regulation amending, supplementing or superseding such section or regulation.

(f) “Committee” means the Compensation Committee of the Board, as appointed by the Board from time to time and consisting of not less than two directors, each of whom must be an “outside director” within the meaning of Section 162(m) of the Code. No member of the Committee who thereafter leaves the Committee shall be eligible to be a Participant for any Performance Cycle during which they acted as an outside director on the Committee. With respect to Eligible Associates who are not Section 162(m) Officers, the Committee may, in its discretion, delegate to one or more officers of the Company its duties hereunder.

(g) “Company” means AnnTaylor Stores Corporation.

(h) “Determination Date” means, as to a Performance Cycle, the date on which the Committee determines the Participants and their Performance Goals and Target Awards for that Performance Cycle. As to each Performance Cycle, such date will generally occur on or before the last business day of the third fiscal month of such Performance Cycle but, in any event, may not be so late as to jeopardize the qualification as “performance-based compensation” (under Section 162(m) of the Code) of those Awards for such Performance Cycle which are intended to so qualify.

(i) “Eligible Associate” has the meaning assigned thereto in Section 3 hereof.

(j) “Executive Officer” means an officer of the Company who, as of the Determination Date in respect of a Performance Period, is deemed to be an “executive officer” of the Company within the meaning of Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(k) “Participant” means an Eligible Associate who has been designated as a Participant by the Committee in accordance with Section 4 hereof.

(l) “Performance Cycle” means a period of three consecutive fiscal years which has been designated by the Committee as a period for which an Award may be earned. More than one Performance Cycle may be in progress at any one time. The first Performance Cycle under the Plan shall cover fiscal years 2004 to 2006.

(m) “Performance Goals” have the meaning assigned thereto in Section 5(b) hereof.

(n) “Performance Ratio” has the meaning assigned thereto in Section 5(b) hereof.

(o) “Plan” means the AnnTaylor Stores Corporation 2004 Long-Term Cash Incentive Plan, as amended from time to time.

(p) “Section 162(m) Officer” means an Executive Officer whose applicable employee remuneration (as defined in Section 162(m) of the Code), for the year in which the Award would be payable and including amounts that may be earned under the Plan, is expected to exceed the limitation set forth in Section 162(m) of the Code for deductibility.

(q) “Subsidiary” means any corporation of which the Company owns, directly or indirectly, at least a majority of the outstanding voting capital stock.

(r) “Target Award” has the meaning assigned thereto in Section 5(a) hereof.

3. Eligibility.    Any salaried employee of the Company or any of its Subsidiaries shall be eligible (an “Eligible Associate”) to be designated as a Participant for a Performance Cycle and to receive an Award under the Plan for such Performance Cycle. Officers who are employees, whether or not they are members of the Board of Directors of the Company or any of its Subsidiaries, may be Eligible Associates. No Board member who is not also an employee of the Company or any of its Subsidiaries shall be eligible to become a Participant under the Plan.

4. Selection of Participants.    (a) On the Determination Date with respect to a particular Performance Cycle, and after having received the recommendations of the Company’s Chief Executive Officer pursuant to Section 4(b) below, the Committee shall designate from among all Eligible Associates those who shall be Participants under the Plan for such Performance Cycle.

(b) Prior to the date on which designation of Participants is made by the Committee pursuant to Section 4(a) above, the Chief Executive Officer of the Company shall submit to the Committee a list of the names, titles, compensation and suggested Target Awards of those Eligible Associates whom the Chief Executive Officer recommends that the Committee designate as Participants under the Plan for such Performance Cycle.

(c) Following the Determination Date of a Performance Cycle, the Committee shall have the authority to designate additional Eligible Associates as Participants under the Plan for that Performance Cycle. The amount of the Award payable to an Eligible Associate who became a Participant for a Performance Cycle after the Determination Date for that Performance Cycle may be pro rated for the portion of the Performance Cycle during which such Eligible Associate was actually a Participant.

(d) In selecting from among all Eligible Associates those who shall become Participants under the Plan for any Performance Cycle and in determining the Target Awards of such Participants for such Performance Cycle, the Committee shall consider the position and responsibilities of the Eligible Associates, the value of their services to the Company and such other factors as the Committee deems relevant.

5. Performance Goals, Target Awards, and Formula for Determining Amount of Awards.    (a) Target Awards. On the Determination Date for a Performance Cycle, the Committee, in its sole discretion, shall assign to each Participant an amount, expressed as a percentage of the Participant’s annual base salary at the end of the Performance Cycle, that the Participant would earn for that Performance Cycle if the Performance Goal for that Performance Cycle is achieved (the “Target Award”).

(b) Performance Goals. On the Determination Date for a Performance Cycle, the Committee shall establish specific objectives, as described in this Section 5(b), to be achieved for the three fiscal years comprising the Performance Cycle (the “Performance Goal”). In setting these Performance Goals, the Committee shall consider one or more of the following business criteria: revenue; comparable store sales; gross margin; selling, general and administrative expenses; operating profit; earnings before all or any of interest, taxes, depreciation and/or amortization; cash flow; working capital; return on equity, assets, or invested capital; market share; sales (net or gross) measured by store, product line, territory, operating or business unit, customers, or other category; earnings or book value per share; earnings from continuing operations; net worth; turnover in inventory; appreciation in the price of shares of the Company’s common stock; total shareholder return (stock price appreciation plus dividends); and implementation of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the selected criterion or the attainment of a percentage increase or decrease in the selected criterion, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. Such Performance Goals may relate to the performance of a store, business unit, product line, division, territory, the Company or an individual or any combination thereof. With respect to Participants who are not Section 162(m) Officers, Performance Goals may also include such individual objective or subjective performance criteria as the Committee may, from time to time, establish. Performance Goals shall be determined in accordance with generally accepted accounting principles, where applicable. The Performance Goal may include a threshold level of performance below which no Award shall be paid, and levels of performance at which specified percentages of the Target Award shall be paid, and may also include a maximum level of performance above which no additional Award shall be paid. The varying percentages of the Target Award payable based upon varying levels of achievement of a Performance Goal are referred to as the “Performance Ratio.” The Performance Goals established by the Committee may be different with respect to different Participants, different Performance Cycles and/or different operations.

(c) Equitable Adjustment. The Committee shall have the authority to make equitable adjustments to Performance Goals in recognition of unusual or nonrecurring events affecting the Company, its financial statements or its shares, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the acquisition, disposition or discontinuance of a business or a segment of a business, or related to a change in accounting principles, or to reflect capital changes.

(d) Change in Responsibility. In the event that a Participant’s job responsibilities change significantly during the first two years of a Performance Cycle, the Committee may assign a new Target Award for that Participant.

The Committee, with input from the Chief Executive Officer, shall decide if there have been significant changes in a Participant’s job responsibilities.

(e) Amount of Award. Subject to the restrictions set forth in Section 5(f) and unless otherwise determined by the Committee, a Participant’s Award for a Performance Cycle shall be equal to the product of (i) the Participant’s annual base salary at the end of the Performance Cycle, multiplied by (ii) the Target Award assigned to such Participant for such Performance Cycle pursuant to Section 5(a) above, multiplied by (iii) the Performance Ratio attained for the Performance Goal.

(f) Certification and Restrictions on Amount of Awards. After the end of each Performance Cycle, and before any Award is made to any Participant who is a Section 162(m) Officer, the Committee shall certify whether and the extent to which the Performance Goal for the Performance Cycle was satisfied.

For any Performance Cycle, and at any time before an Award for such Performance Cycle is made, the Board may establish a ceiling on the aggregate amount which may be paid out in Awards for such Performance Cycle. In the event that such a limit is established for any Performance Cycle, the Awards otherwise payable to all Participants for such Performance Cycle shall be reduced pro rata.

Notwithstanding any other provision, no Participant may receive an Award for any full Performance Cycle in excess of $3.5 million, such amount to be reduced proportionately for less than a full Performance Cycle.

The amount of any Award may be prorated for any period of time during which the Participant was not an active employee of the Company or any of its Subsidiaries. The determination that a Participant is or is not an active employee shall be made by the Company in accordance with its procedures.

6. Payment of Awards.    (a) Payment of an Award (if any) for a Performance Cycle will be made in cash promptly following the end of the Performance Cycle to which it relates and following the certification of performance by the Committee pursuant to Section 5(f).

(b) A Participant will be entitled to payment of an Award only if the Participant has been continuously employed by the Company or any of its Subsidiaries throughout the Performance Cycle and is still in the employ of (and shall not have delivered notice of resignation to) the Company or one of its Subsidiaries on the date of payment (except to the limited extent provided in Sections 4(c), 5(f), 6(c) and 6(f)).

(c) If a Participant’s employment is terminated as a result of his/her death at any time after the first eighteen months of a Performance Cycle and before completion of the Performance Cycle, such Participant’s estate shall be entitled to receive the Award such Participant would have been entitled to, prorated to reflect the actual amount of time that such person was a Participant in the Plan for such Performance Cycle and payable at the time Awards are made to all other Participants for such Performance Cycle. If, after the completion of a Performance Cycle and before the payment of an Award, a Participant retires in accordance with the terms of the Company’s pension plan or other policies of the Company or its Subsidiaries, or becomes permanently disabled or dies, the Participant shall still be entitled to the payment of any Award for such Performance Cycle otherwise payable to the Participant. In the event an Award is payable to the Participant subsequent to the Participant’s death, such payment shall be made to the Participant’s estate.

(d) The Company shall withhold all applicable income and other taxes from any Award payment, including any federal, FICA, state and local taxes.

(e) Each Award shall be payable solely from the general assets of the Company. Each Participant’s right to payment of an Award (if any) shall be solely as an unsecured general creditor of the Company.

(f) Notwithstanding the preceding provisions of this Section 6, in the event of a Change in Control, a pro rata cash payment in cancellation of outstanding Awards in respect of each incomplete Performance Cycle shall be made to each Participant participating under such Performance Cycle within thirty (30) business days following the date of the Change in Control regardless of whether the Participant is still employed by the Company or its successor as of such payment date. The pro rata payment with respect to each incomplete Performance Cycle applicable to such Participant shall be calculated by multiplying (X) times (Y), where (X) equals the amount to which the Participant would be entitled had the Performance Cycle been completed, taking into account for this purpose (1) actual achievement of the Performance Goals for any fiscal year within the Performance Cycle that was completed prior to the Change in Control, (2) for the fiscal year in which the Change in Control occurs, the Performance Goals for the Performance Cycle derived from the Board-approved operating budget for such fiscal year, and (3) for any fiscal year in such Performance Cycle subsequent to the fiscal year in which the Change in Control occurs, the projected achievement of such Performance Goals for such fiscal year presented to the Committee at the time the Performance Goal for such Performance Cycle was established, and (Y) equals a fraction, the numerator of which is the number of full and partial months in such incomplete Performance Cycle that have elapsed as of the date of the Change in Control and the denominator of which is the number of months in the complete Performance Cycle.

7. Finality of Determinations.    The Committee shall administer the Plan and construe its provisions. Any determination by the Committee in carrying out, administering or construing the Plan shall be final and binding for all purposes and upon all interested persons and their respective heirs, successors, and legal representatives.

8. Limitations.    (a) No person shall at any time have any right to receive an Award under the Plan for a Performance Cycle unless such person shall have been designated as a Participant by the Committee (or the Committee’s delegate pursuant to Section 2(f)) and the other terms and conditions of the Plan shall have been satisfied. No person, other than an officer designated by the Committee as a delegate pursuant to Section 2(f), shall have authority to enter into any agreement for the inclusion of anyone as a Participant or the making of any Award under the Plan or to make any representation or warranty with respect thereto. Designation of an Eligible Associate as a Participant in any Performance Cycle shall not guarantee or require that such Eligible Associate be designated as a Participant in any later Performance Cycle.

(b) No action of the Company or the Board in establishing the Plan, nor any action taken by the Company, the Board or the Committee or its delegate under the Plan, nor any provision of the Plan, shall be construed as conferring upon any employee any right to continued employment for any period by the Company or any of its Subsidiaries, or shall interfere in any way with the right of the Company or any Subsidiary to terminate such employment.

9. Amendment or Termination of the Plan.    The Board at any time and from time to time may modify, amend, suspend or terminate the Plan or any part hereof, without notice, provided that no amendment that requires stockholder approval in order to comply with Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of stockholders of the Company.

10. Compliance with Section 162(m).    The Plan is designed and intended to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

ANNTAYLOR STORES CORPORATION

PROXY AND VOTING INSTRUCTION CARD FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 29, 2004

To the extent the undersigned holds shares of Common Stock, par value $.0068 per share, of AnnTaylor Stores Corporation (the “Company”) as a registered shareholder, the undersigned hereby appoints Barbara K. Eisenberg and James M. Smith, and each of them, proxies with full power of substitution to represent the undersigned at the Annual Meeting of Stockholders to be held at The Peninsula Hotel, 700 Fifth Avenue, New York, New York, 10019 on April 29, 2004 at 9:00 a.m. local time and to vote, as provided below, all the shares of Common Stock of the Company which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof, with all power which the undersigned would possess if personally present. The undersigned hereby revokes any proxies submitted previously with respect to such Annual Meeting.

To the extent the undersigned holds shares of Common Stock of the Company through participation in the AnnTaylor Associate Discount Stock Purchase Plan and/or the AnnTaylor 401(K) Savings Plan, the undersigned is hereby providing non-binding instructions to the respective plan administrator on how to vote the shares which the undersigned is entitled to vote in connection with the Annual Meeting of Stockholders.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR ALL NOMINEES” LISTED AND “FOR” EACH OF THE OTHER PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN (1) AND “FOR” PROPOSALS (2) AND (3).	Please Mark Here for Address Change or	☐
Comments SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
(1)	Election of the following nominees as Class I Directors:			(2)	Approve the Company’s 2004 Long-Term Cash Incentive Plan.	☐	☐	☐
	01 Robert C. Grayson,	FOR all nominees	WITHHOLD AUTHORITY to vote for all nominees
	02 Rochelle B. Lazarus,					FOR	AGAINST	ABSTAIN
	03 J. Patrick Spainhour and	☐	☐	(3)	Ratify the engagement of Deloitte & Touche LLP as independent auditors for fiscal year 2004.	☐	☐	☐
	04 Michael W. Trapp

(INSTRUCTION: To withhold authority to vote for one or more individual nominee(s), write that nominee’s name in the space provided below.)	Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at
www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature	Signature	Dated
Please mark, date, sign and return this proxy in the enclosed envelope. Please sign as name appears hereon. When signing as agent, attorney, executor, administrator, guardian or fiduciary, or for a corporation or partnership, indicate the capacity in which you are signing. Shares registered in joint names should be signed by each.

é FOLD AND DETACH HERE é